                                                                   Exhibit 99.01


Contact:
            Don Tatzin
            Chief Financial Officer
            (510) 683-5900

           AXT, INC. REPORTS FOURTH QUARTER AND FULL-YEAR 2003 RESULTS
               Revenue Rises to $9.1 Million in Fourth Quarter and
                        Loss per Share Declines to $0.09


FREMONT, Calif.- Feb. 4, 2003 - AXT, Inc. (NASDAQ: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the fourth quarter and year ended Dec. 31, 2003. The company's financial statements have been presented to reflect the opto-electronics division as a discontinued operation for all periods presented.

Revenue for the fourth quarter of 2003 was $9.1 million compared with $8.5 million in the third quarter of 2003.

Gross margin was 8.6 percent of revenue in the fourth quarter of 2003 compared with 5.9 percent of revenue in the third quarter of 2003. Operating expenses were $2.8 million in the fourth quarter of 2003, compared with $3.0 million in the third quarter of 2003. Operating expenses were lower in part because during the fourth quarter the company collected previously reserved accounts receivable and subsequently reversed the provision for these amounts.

The company reported an operating loss of $2.0 million during the fourth quarter of 2003 compared with an operating loss of $2.5 million during the third quarter of 2003.

Net interest and other expense was $111,000 during the fourth quarter of 2003 compared with $142,000 during the third quarter of 2003. The fourth quarter 2003 results include an expense of $808,000 related to an impairment charge taken on an investment the company holds in a U.S. private company.

The net loss in the fourth quarter of 2003 was $2.1 million or $0.09 per diluted share, compared with a loss of $2.6 million, or $0.11 per diluted share in the third quarter of 2003.

Revenue for the year ended Dec. 31, 2003 was $34.7 million, compared with $44.9 million in 2002.

The company experienced a net loss for the year ended Dec. 31, 2003 of $26.7 million, or $1.17 per diluted share, compared with a net loss of $81.2 million, or $3.63 per diluted share for 2002.


                                     -More-

AXT Inc. Reports Fourth Quarter and Full Year 2003 Results
Feb. 4, 2004
Page 2 of 5


"During 2003, we increased our cash and short- and long-term investment holdings by 25 percent while reducing our debt by 45 percent, sold our struggling opto-electronics business, reduced costs by shifting more production to China, and improved product quality," said Morris Young, president and CEO. "Customers responded to the improved product quality by increasing orders in the last quarter, which resulted in our highest revenue since the fourth quarter of 2002 and lowest operating loss since the third quarter of 2001.

"Despite price reductions, our gross margins increased from approximately 6 percent in the third quarter of 2003 to approximately 8.5 percent in the fourth quarter of 2003 due primarily to the shift of more production to China and the increase in revenue. Products produced solely in China are now qualified by most of our customers and we are working with our remaining customers to secure their qualifications of China-produced products during early 2004.

"Our strategy for 2004 includes an aggressive sales effort to increase market share with existing customers and to win back key customers that reduced their order volume with us. We are augmenting our research and development effort to close any remaining quality gaps between AXT and our competitors. We are continuing to reduce costs primarily by shifting our remaining U.S. based production to China. Finally, we are continuing the cash conservation efforts launched last year to ensure we remain financially strong and independent.

"Looking forward, we expect to see a strengthening of our markets during 2004. Handsets unit volumes are projected to increase by approximately 10 percent annually and we estimate that the use of gallium arsenide substrates in red-yellow LEDs could increase by as much as 20 percent compared with 2003. As demand increases, we believe that the pressure on prices will decline. These favorable market trends, coupled with our strategy to increase AXT's market share, will position us to improve revenue and profit during the coming year."

OUTLOOK FOR FIRST QUARTER, ENDING MARCH 31, 2004

      - The company anticipates that revenue will be between $9.7 and $10.3 million.

      -     Gross margin is expected to be between 9 and 11 percent of revenue.

      - Sales, General and Administrative expense, excluding litigation expenses, is expected to be approximately $2.7 million.

      -     Research and Development expense is expected to be approximately
            $300,000.

      - Net loss is expected to be between $1.8 and $2.0 million, or between $0.08 and $0.09 per diluted share.

AXT Inc. Reports Fourth Quarter and Full Year 2003 Results
Feb. 4, 2004
Page 3 of 5


CONFERENCE CALL

A conference call will be held today at 1:30 p.m. PST. The conference call can be accessed at (785) 424-1051; the conference ID is AXT. The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (402) 220-1144 until Feb. 11, 2004. Financial and statistical information to be discussed in the call will be available on the company's website immediately prior to commencement of the call. A replay of the call and management's accompanying script will be available on the company's website immediately after the call through Feb. 4, 2005. Additional investor information can be accessed at www.axt.com or by calling company's Investor Relations Department at (510) 683-5900.

ABOUT AXT, INC.

AXT designs, develops, manufactures and markets high-performance compound semiconductor substrates for the fiber optics and communications industries. The Company's proprietary Vertical Gradient Freeze (VGF) crystal growth technology produces low-defect, semi-insulating and semi-conducting gallium arsenide, indium phosphide and germanium substrates. For more information, see AXT's website at http://www.axt.com. The Company can also be reached at 4281 Technology Drive, Fremont, California 94538 or by calling 510-683-5900. AXT is traded on the Nasdaq National Market under the symbol AXTI.

SAFE HARBOR

This press release contains forward-looking statements regarding AXT's financial performance and preliminary results for the fourth quarter and 2003 year end, our outlook for the first quarter, and improvements in the market and our product performance and quality and manufacturing processes. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially. Changes in the business might not match management's forecasts. In particular, charges may be made by the Buyer against the escrow account established as part of the sale of assets of the opto-electronics division. We also face risks associated with the performance of our industry and development of complex technology as well as an economic climate that includes a high degree of uncertainty. In addition, we are subject to other risks, including our operations in China; our ability to convert cash we hold in Chinese currency into US dollars; the failure to obtain qualification of our China operations by our customers; the performance of our products and our ability to manufacture products at high volume in accordance with strict quality control standards; the timing, volume, and pricing of orders from customers; declines in our cash balances; increases in our cash burn rate and our ability to decrease our cash burn rate or raise additional cash; our ability to make successful product improvements on a timely basis; and war or terrorist activity that disrupt our manufacturing capabilities or interrupt the sale of our products. Reference is made to AXT's filings with the Securities and Exchange Commission, including the company's Form 10-K for the year ended December 31, 2002, and Forms 10-Q for the periods ending March 31, 2003, June 30, 2003, and September 30, 2003 filed with the Securities and Exchange Commission and

AXT Inc. Reports Fourth Quarter and Full Year 2003 Results
Feb. 4, 2004
Page 4 of 5


available online by link from our website for further discussion of risks and uncertainties regarding AXT's business. The Company assumes no obligation to update the information in this press release.

                                       ###

                                    AXT, INC.
                         CONSOLIDATED INCOME STATEMENTS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                         THREE MONTHS ENDED               YEAR ENDED
                                                                             DECEMBER 31,                 DECEMBER 31,
                                                                       -----------------------       -----------------------
                                                                         2003           2002           2003           2002
                                                                       --------       --------       --------       --------
Revenue                                                                $  9,129       $  8,503       $ 34,713       $ 44,865
Cost of revenue                                                           8,342         18,253         32,478         53,758
                                                                       --------       --------       --------       --------
Gross profit (loss)                                                         787         (9,750)         2,235         (8,893)

Operating expenses:
  Selling, general and administrative                                     2,502          2,752         10,475         13,860
  Research and development                                                  289            597          1,337          2,339
  Impairment charges                                                         --             --             --         14,632
                                                                       --------       --------       --------       --------
    Total operating expenses                                              2,791          3,349         11,812         30,831
                                                                       --------       --------       --------       --------
Loss from operations                                                     (2,004)       (13,099)        (9,577)       (39,724)
Interest expense                                                             96             75            466            437
Other (income) and expense                                                   15          4,520          1,050         12,703
                                                                       --------       --------       --------       --------
Loss from continuing operations before provision for income taxes        (2,115)       (17,694)       (11,093)       (52,864)
Provision (benefit) for income taxes                                         --         (2,313)            --          2,119
                                                                       --------       --------       --------       --------
Loss from continuing operations                                          (2,115)       (15,381)       (11,093)       (54,983)
Discontinued operations:
  Loss from operations                                                       --         (2,476)        (6,163)       (34,625)
  Loss on disposal                                                           --             --         (9,475)            --
  Income tax (benefit)                                                       --           (324)            --         (8,427)
                                                                       --------       --------       --------       --------
Loss on discontinued operations                                              --         (2,152)       (15,638)       (26,198)
                                                                       --------       --------       --------       --------
Net loss                                                               $ (2,115)      $(17,533)      $(26,731)      $(81,181)
                                                                       ========       ========       ========       ========

Basic income (loss) per share:

  Loss from continuing operations                                         (0.09)         (0.68)         (0.49)         (2.46)
  Loss from discontinued operation                                           --          (0.10)         (0.69)         (1.17)
  Net Loss                                                                (0.09)         (0.78)         (1.17)         (3.63)

Diluted income (loss) per share:

  Loss from continuing operations                                         (0.09)         (0.68)         (0.49)         (2.46)
  Loss from discontinued operation                                           --          (0.10)         (0.69)         (1.17)
  Net loss                                                                (0.09)         (0.78)         (1.17)         (3.63)

Shares used in per share calculations:

  Basic                                                                  22,943         22,495         22,781         22,433
  Diluted                                                                22,943         22,495         22,781         22,433

                                    AXT, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)



                                                 DECEMBER 31,    DECEMBER 31,
                                                     2003            2002
                                                  ---------       ---------
ASSETS:
Current assets
 Cash and cash equivalents                        $  24,339       $  13,797
 Short-term investments                              14,669           8,205
 Accounts receivable                                  6,297           7,195
 Inventories                                         24,083          37,598
 Prepaid expenses and other current assets            1,575           4,002
 Income tax receivable                                   --           8,783
 Assets held for sale                                 1,000           5,957
                                                  ---------       ---------
        Total current assets                         71,963          85,537

Property, plant and equipment, net                   21,795          39,982
Other assets                                          3,963           5,341
Restricted deposits                                   9,302          11,150

Long term investments                                    --           3,657
                                                  ---------       ---------
       TOTAL ASSETS                               $ 107,023       $ 145,667
                                                  =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities

 Accounts payable                                 $   2,638       $   4,228
 Accrued liabilities                                  8,296          11,406
 Current portion of long-term debt                    3,694             966
 Current portion of capital lease obligation             --           3,562
                                                  ---------       ---------
      Total current liabilities                      14,628          20,162

Long-term debt, net of current portion                8,842          13,289
Long-term capital lease, net of current
portion                                                  --           4,847
Other long-term liabilities                           1,255           1,712
                                                  ---------       ---------
      Total liabilities                              24,725          40,010
                                                  ---------       ---------

Stockholders' equity:
 Preferred stock                                      3,532           3,532
 Common stock                                       155,178         154,485
 Retained earnings                                  (78,928)        (52,197)
 Other comprehensive income                           2,516            (163)
                                                  ---------       ---------
      Total Stockholders' equity                     82,298         105,657
                                                  ---------       ---------

      TOTAL LIABILITIES AND STOCKHOLDERS'
         EQUITY                                   $ 107,023       $ 145,667
                                                  =========       =========